UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

TimefireVR Inc.

(Exact name of registrant as specified in its charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7690 E. Camelback Rd. Suite 511 Scottsdale AZ	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 617-8888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective January 3, 2018, TimefireVR Inc., a Nevada corporation (the “Company”) entered into an Exchange Agreement (the “Exchange”) with investors in the Company’s previous private placements (the “Investors”) pursuant to which the Company issued 303,714 shares of the Company’s new Convertible Series E Preferred Stock (the “Series E”) in exchange for the cancellation of the following securities:

  133,333.69 shares of Series A Convertible Preferred Stock (extinguishing such series);
  14,923.30 shares of Series A-1 Convertible Preferred Stock (extinguishing such series);
  501.54 shares of Series C Convertible Preferred Stock (extinguishing such series);
  $649,999.99 of Senior Convertible Notes issued March 3, 2017;
  $63,157.90 of Senior Convertible Notes issued August 21, 2017; and
  Warrants to purchase 4,936,401.90 shares of our common stock

Each share of Series E has a stated value of $1,000 and is convertible into shares of our common stock at a conversion price of $1.00 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events. The Series E does not have any price protection from future issuances of securities by the Company at price below the conversion price then in effect. After giving effect to the Exchange and the sale described in item 2.01, the Company has reduced its outstanding indebtedness from $1,946,470 to $773,947.

The foregoing description is a summary only and is qualified in its entirety by the full text of the form of Exchange Agreement and the Certificate of Designations for the Series E, as amended, which have been filed as Exhibits 10.1, 3.1, and 3.2 respectively, to this Form 8-K and are incorporated in this Form 8-K by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 3, 2018, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) by and between the Company and Mitchell Saltz (“Saltz”). Pursuant to the terms of the Agreement, Saltz acquired all the membership interests of the Company’s subsidiary, Timefire LLC, an Arizona limited liability company (“TLLC”).

In consideration for entering in the Agreement, the Company received: (i) $100,000 in cash and (ii) a secured promissory note (the “Note”) in the principal amount of $120,000 bearing 6% annual interest that matures in nine-months. Additionally, Saltz or TLLC assumed certain of the Company’s liabilities including a sublease agreement entered into by the Company, loans made by Saltz to the Company, a certain $100,000 senior convertible note of the Company dated March 3, 2017, a certain services agreement entered into by the Company, certain past compensation owed to the Company’s former executive officers, and certain credit card debts owed by the Company. The assumed liabilities totaled approximately $558,054.

The foregoing description is qualified in its entirety by reference to the full text of the form of Agreement and the form of Note, which have been filed as Exhibits 10.2 and 4.1, respectively, to this Form 8-K and are incorporated in this Form 8-K by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Items 2.01 and 2.03, above, are incorporated by reference herein. The shares of Series E and the Note have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder. The Company believes the Investors are accredited investors. Each of the Investors acquired the Series E for investment purposes only and not with a view to distribution.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Series E Certificate of Designations
3.2	Amendment to Series E Certificate of Designations
4.1	Form of Secured Promissory Note
10.1	Form of Exchange Agreement *
10.2	Form of Membership Interest Purchase Agreement *

* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TimefireVR Inc.

Date: January 3, 2017	By: /s/ Jonathan Read
Name: Jonathan Read
Title: Chief Executive Officer